Exhibit 99.1

Landstar System, Inc. 13410 Sutton Park Drive, South Jacksonville, FL 32224 904 398 9400

For Immediate Release	Contact: Bob LaRose
Landstar System, Inc.
www.landstar.com
April 14, 2005	904-398-9400

LANDSTAR SYSTEM REPORTS FIRST QUARTER REVENUE INCREASE OF
19 PERCENT AND RECORD FIRST QUARTER EARNINGS PER
DILUTED SHARE OF $.29

Jacksonville, FL – Landstar System, Inc. (NASDAQ: LSTR) reported revenue rose 19 percent to a record $502 million in the 2005 first quarter from $421 million in the 2004 first quarter. Net income for the 2005 first quarter was a record $17.9 million, or $.29 per diluted share, compared to net income of $8.1 million, or $.13 per diluted share, for the 2004 first quarter. Included in the 2004 first quarter was $7.6 million of costs to settle one severe accident. This charge, net of related income tax benefits, reduced net income by $4.9 million, or $.08 per diluted share. Operating margin was 6.0 percent in the 2005 first quarter compared to 3.3 percent in the 2004 first quarter, which was reduced 1.8 percent by the previously referred to accident.

Landstar’s carrier group of companies generated $371 million of revenue in the 2005 first quarter, compared with revenue of $322 million in the 2004 first quarter. In the 2005 and 2004 first quarters, the carrier group invoiced customers $20.6 million and $8.3 million, respectively, of fuel surcharges that were passed on 100 percent to business capacity owners and excluded from revenue. Landstar’s multimodal services group of companies generated $124 million of revenue in the 2005 first quarter compared with $92 million of revenue in the 2004 first quarter.

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“Landstar’s 2005 first quarter’s performance was the best first quarter operating performance in its history,” said Landstar President and CEO Henry Gerkens. “Consolidated revenue increased by 19 percent to the highest first quarter revenue in Landstar history. This increase reflected strong growth at the carrier segment and a 34 percent increase in revenue at the multimodal segment. Additionally, revenue generated through other third party truck capacity providers (truck brokerage) increased 63 percent, over the 2004 first quarter. The significant increase in utilization of other third party capacity, combined with the outstanding improvement in operating margin, clearly demonstrate the ability of the Landstar system to source capacity and profitably satisfy customer demand,” Gerkens said.

“Trailing twelve-month return on average equity remained high at 45 percent and return on invested capital, net income divided by the sum of average equity plus average debt, was 30 percent. During the 2005 first quarter, we purchased 992,418, shares of common stock at a total cost of $34,947,000,” Gerkens said. “The Company has the ability to purchase an additional 405,862 shares of its common stock under its authorized share repurchase program.”

“Based upon the current operating environment, I would anticipate revenue growth for the 2005 second quarter to be within a range of 14 to 18 percent compared to the 2004 second quarter. The current range of analysts’ earnings estimates, as reported by FIRST CALL, for the second quarter of 2005 is $.31 to $.36 per diluted share. I am comfortable with that range and currently anticipate earnings to be in the middle to upper end of the range,” said Gerkens.

Landstar will provide a live webcast of its quarterly earnings conference call this afternoon at 2 pm ET. To access the webcast, visit the Company’s website at www.landstar.com. Click on Investors and then the webcast icon.

The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995. Statements contained in this press release that are not based on historical facts are “forward-looking statements.” This press release contains forward-looking statements, such as statements, which relate to Landstar’s business objectives, plans,

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strategies and expectations. Terms such as “anticipates,” “believes,” “estimates,” “plans,” “predicts,” “may,” “should,” “will,” the negative thereof and similar expressions, including any such expressions with respect to the level of comfort with analyst estimates, are intended to identify forward-looking statements. Such statements are by nature subject to uncertainties and risks, including but not limited to: an increase in the frequency or severity of accidents or workers’ compensation claims; unfavorable development of existing accident claims; dependence on independent sales agents; dependence on third party capacity providers; disruptions or failures in our computer systems; a downturn in domestic economic growth or growth in the transportation sector; substantial industry competition; and other operational, financial or legal risks or uncertainties detailed in Landstar’s Form 10K for the 2004 fiscal year, described in the section Factors That May Affect Future Results and/or Forward-Looking Statements, and other SEC filings from time to time. These risks and uncertainties could cause actual results or events to differ materially from historical results or those anticipated. Investors should not place undue reliance on such forward-looking statements, and Landstar undertakes no obligation to publicly update or revise any forward-looking statements.

Landstar System, Inc. is headquartered in Jacksonville, Florida. The Landstar carrier group comprised of Landstar Gemini, Inc., Landstar Inway, Inc., Landstar Ligon, Inc., Landstar Ranger, Inc. and Landstar Carrier Services, Inc. delivers excellence in safe and complete over-the-road transportation services. The Landstar multimodal group comprised of Landstar Express America, Inc. and Landstar Logistics, Inc. delivers excellence in safe, expedited, contract logistics, intermodal and ocean transportation services. All Landstar operating companies are certified to ISO 9001:2000 quality management system standards. Landstar System, Inc.’s common stock trades on the NASDAQ Stock Market® under the symbol LSTR.

(tables follow)

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LANDSTAR SYSTEM, INC.
Consolidated Statements of Income
(Dollars in thousands, except per share amounts)
(Unaudited)

	Thirteen Weeks Ended
	March 26,	March 27,
	2005	2004
Revenue	$502,212	$421,026
Investment income	539	303

Costs and expenses:
Purchased transportation	377,578	313,797
Commissions to agents	39,126	32,434
Other operating costs	8,698	9,894
Insurance and claims	13,125	20,706
Selling, general and administrative	30,303	27,410
Depreciation and amortization	3,962	3,199

Total costs and expenses	472,792	407,440

Operating income	29,959	13,889
Interest and debt expense	937	768

Income before income taxes	29,022	13,121
Income taxes	11,144	5,019

Net income	$17,878	$8,102

Earnings per common share (1)	$0.30	$0.14

Diluted earnings per share (1)	$0.29	$0.13

Average number of shares outstanding:
Earnings per common share (1)	60,396,000	59,709,000

Diluted earnings per share (1)	61,881,000	61,935,000

(1) All earnings per share amounts and average number of shares outstanding have been adjusted to give retroactive effect to a two-for-one stock split effected in the form of a 100% stock dividend declared December 9, 2004.

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LANDSTAR SYSTEM, INC.
Selected Segment Information
(Dollars in thousands)
(Unaudited)

	Thirteen Weeks Ended
	March 26,	March 27,
	2005	2004
External Revenue

Carrier segment	$371,043	$321,608
Multimodal segment	123,696	92,014
Insurance segment	7,473	7,404

External revenue	$502,212	$421,026

Operating Income

Carrier segment	$31,358	$23,697
Multimodal segment	5,351	2,739
Insurance segment	4,092	(2,826)
Other	(10,842)	(9,721)

Operating income	$29,959	$13,889

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LANDSTAR SYSTEM, INC.
Consolidated Balance Sheets
(Dollars in thousands, except per share amounts)
(Unaudited)

	March 26,	December 25,
	2005	2004
ASSETS
Current assets:
Cash and cash equivalents	$73,118	$61,684
Short-term investments	21,683	21,942
Trade accounts receivable, less allowance of $4,420 and $4,021	294,875	338,774
Other receivables, including advances to independent contractors, less allowance of $4,347 and $4,245	22,820	13,929
Deferred income taxes and other current assets	11,036	13,503

Total current assets	423,532	449,832

Operating property, less accumulated depreciation and amortization of $66,024 and $65,315	76,574	76,834
Goodwill	31,134	31,134
Other assets	25,891	26,712

Total assets	$557,131	$584,512

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Cash overdraft	$24,270	$23,547
Accounts payable	99,903	120,197
Current maturities of long-term debt	8,464	8,797
Insurance claims	33,797	32,612
Other current liabilities	53,359	54,926

Total current liabilities	219,793	240,079

Long-term debt, excluding current maturities	87,168	83,293
Insurance claims	33,774	32,430
Deferred income taxes	15,639	15,871

Shareholders’ equity:
Common stock, $.01 par value, authorized 80,000,000 issued 63,482,706 and 63,154,190 shares	635	632
Additional paid-in capital	47,657	43,845
Retained earnings	313,814	295,936
Cost of 3,464,248 and 2,490,930 shares of common stock in treasury	(161,123)	(127,151)
Accumulated other comprehensive income	(31)	47
Notes receivable arising from exercises of stock options	(195)	(470)

Total shareholders’ equity	200,757	212,839

Total liabilities and shareholders’ equity	$557,131	$584,512

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LANDSTAR SYSTEM, INC.
Supplemental Information
(UNAUDITED)

	Thirteen Weeks Ended
	March 26,	March 27,
	2005	2004
Carrier Segment
External revenue generated through (in thousands):
Business Capacity Owners (1)	$282,675	$272,231
Other third party truck capacity providers	88,368	49,377

	$371,043	$321,608

Revenue per revenue mile	$1.80	$1.75

Revenue per load	$1,444	$1,266

Average length of haul (miles)	802	723

Number of loads (2)	257,000	254,000

Multimodal Segment
External revenue generated through (in thousands):
Business Capacity Owners (1) (3)	$17,838	$15,413
Other third party truck capacity providers	79,081	53,484
Rail, Air and Ocean Carriers	26,777	23,117

	$123,696	$92,014

Revenue per load (6)	$1,541	$1,373

Number of loads (6)	76,000	67,000

	As of	As of
	March 26,	March 27,
	2005	2004
Capacity Providers
Business Capacity Owners (1) (4)	7,828	7,637

Other third party truck capacity providers:
Approved and active(5)	11,737	9,584
Approved	7,255	6,321

	18,992	15,905

Total available truck capacity providers	26,820	23,542

(1) Business Capacity Owners are independent contractors who provide truck capacity to the Company under exclusive lease arrangements.

(2) Effective with the 2004 second quarter, the Company modified its methodology for reporting loads. The application of this new methodology to the 2004 thirteen week period ended March 26, 2004, resulted in an increase of 10,000 loads. This change in load recognition has no impact on reported revenue in any period.

(3) Includes revenue generated through Carrier Segment Business Capacity Owners.

(4) Trucks provided by business capacity owners were 8,659 and 8,583, respectively.

(5) Active refers to other third party truck capacity providers who have moved at least one load in the past 180 days.

(6) Number of loads and revenue per load excludes the effect of revenue derived from emergency transportation services provided under the FAA contract.